Exhibit 99.1

Aerie Pharmaceuticals Reports First Quarter 2017

Financial Results and Provides Business Update

Conference Call and Webcast Today, May 2, at 5:00 p.m. ET

IRVINE, California - (BUSINESS WIRE)—Aerie Pharmaceuticals, Inc. (NASDAQ:AERI), a clinical-stage pharmaceutical company focused on the discovery, development, and commercialization of first-in-class therapies for the treatment of patients with glaucoma and other diseases of the eye, today reported financial results for the first quarter ended March 31, 2017, along with a general business update.

Aerie Highlights

•	All programs for our product candidates remain on track, with the RhopressaTM (netarsudil ophthalmic solution) 0.02% NDA (new drug application) resubmitted to the FDA on February 28, 2017, and the successful completion of Rocket 4, our six-month safety trial designed for submission to the European regulatory authorities, in April 2017.

•	Topline 90-day efficacy and safety data from Mercury 2, the second Phase 3 registration trial for RoclatanTM (netarsudil/latanoprost ophthalmic solution) 0.02%/0.005%, are expected in the second quarter of 2017. If both Mercury 1 and Mercury 2 are successful, the RoclatanTM NDA is expected to be submitted in late 2017 or early 2018.

•	Mercury 3, a RoclatanTM Phase 3 registration trial to be conducted in Europe and designed for European markets, is set to commence in mid-2017. The comparator in this trial will be Ganfort®, a widely prescribed fixed-dose combination of bimatoprost and timolol marketed in Europe.

•	Preparatory activities for the potential commercialization of RhopressaTM are advancing, including the recent hiring of key executives such as the Vice President of Sales, Vice President of Market Access, and Vice President of Commercial Operations.

•	As of March 31, 2017, Aerie had $207.9 million in cash, cash equivalents, and investments. Cash burn for the first quarter of 2017 totaled $25.8 million, on track with previously provided full-year 2017 guidance of approximately $100 million.

“With the Phase 3 clinical trials for RhopressaTM behind us, we are now looking forward to upcoming data that we expect to report this quarter from our RoclatanTM Mercury 2 trial. Mercury 2 is a 90-day Phase 3 registration trial structured identically to the successful Mercury 1 trial, but without the 12-month safety component. The 12-month safety data from Mercury 1 is anticipated this summer. Looking beyond the U.S., we also plan to commence our first European clinical trial for RoclatanTM, Mercury 3, in the middle of this year, and initiate our RhopressaTM Phase 1 and Phase 2 activity later this year in preparation for our Phase 3 registration trials in Japan for that market,” said Vicente Anido, Jr., Ph.D., Chairman and Chief Executive Officer.

Dr. Anido continued, “Our strategic initiatives, including our ongoing review of drug delivery technologies, our continued research on the unique characteristics of RhopressaTM, as well as other molecules in our Rho kinase library, and the build-out of our Ireland manufacturing plant, are all proceeding on plan.”

First Quarter 2017 Financial Results

As of March 31, 2017, Aerie had cash, cash equivalents, and investments of $207.9 million. For the first quarter ended March 31, 2017, Aerie reported a net loss attributable to common stockholders, as measured in accordance with U.S. generally accepted accounting principles (“GAAP”), of $25.8 million, or $0.76 per share, compared to $22.7 million and $0.85 per share for the first quarter of 2016. The weighted average number of shares of common stock outstanding utilized in the calculation of net loss per common share was 33,777,395 and 26,723,266 for the first quarters of 2017 and 2016, respectively. Total shares outstanding as of March 31, 2017 were 33,634,673.

The $25.8 million net loss attributable to common stockholders for the first quarter of 2017 includes $25.4 million in operating expenses, consisting of $10.9 million in research and development expenses and $14.5 million in selling, general and administrative expenses. Excluding $4.8 million of non-cash stock-based compensation expense, adjusted operating expenses for the first quarter of 2017 were $20.6 million, with adjusted research and development expenses of $9.9 million and adjusted selling, general and administrative expenses of $10.7 million. Total adjusted net loss for the first quarter of 2017 was $20.9 million, and adjusted net loss per share was $0.62.

The $22.7 million net loss attributable to common stockholders for the first quarter of 2016 includes $22.1 million in operating expenses, consisting of $12.3 million in research and development expenses and $9.8 million in selling, general and administrative expenses. Excluding $3.5 million of non-cash stock-based compensation expense, adjusted operating expenses for the first quarter of 2016 were $18.6 million, with adjusted research and development expenses of $11.6 million and adjusted selling, general and administrative expenses of $7.0 million. Total adjusted net loss for the first quarter of 2016 was $19.2 million, and adjusted net loss per share was $0.72.

The higher operating expenses in the first quarter of 2017 as compared to the first quarter of 2016 primarily reflect increased activities associated with the expansion of our employee base to support the growth of our operations and commercialization preparatory activities, including commercial manufacturing costs for RhopressaTM, which are currently included in selling, general and administrative expenses.

Conference Call / Web Cast Information

Aerie management will host a live conference call and webcast at 5:00 p.m. Eastern Time today to discuss Aerie’s financial results and provide a general business update.

The live webcast and a replay may be accessed by visiting the Company’s website at http://investors.aeriepharma.com. Please connect to the Company’s website at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast. Alternatively, please call (888) 734-0328 (U.S.) or (678) 894-3054 (international) to listen to the live conference call. The conference ID number for the live call is 7178517. Please dial in approximately 10 minutes prior to the call. Telephone replay will be available approximately two hours after the call. To access the replay, please call (855) 859-2056 (U.S.) or (404) 537-3406 (international). The conference ID number for the replay is 7178517. The telephone replay will be available until May 9, 2017.

About Aerie Pharmaceuticals, Inc.

Aerie is a clinical-stage pharmaceutical company focused on the discovery, development and commercialization of first-in-class therapies for the treatment of patients with glaucoma and other diseases of the eye. Aerie’s two current product candidates are once-daily intraocular pressure-lowering therapies with novel mechanisms of action to treat patients with glaucoma or ocular hypertension. The NDA for RhopressaTM (netarsudil ophthalmic solution) 0.02% was submitted to the FDA in February 2017. Aerie’s second product candidate, RoclatanTM (netarsudil/latanoprost ophthalmic solution) 0.02%/0.005%, which is a fixed dose combination of RhopressaTM and widely prescribed PGA latanoprost, currently has two Phase 3 registration trials underway, named Mercury 1 and Mercury 2. If these trials are successful, a RoclatanTM NDA submission is expected to take place in late 2017 or early 2018. Aerie is also focused on the development of additional product candidates and technologies in ophthalmology.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “exploring,” “pursuing” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the success, timing and cost of our ongoing and anticipated preclinical studies and clinical trials for our current and potential future product candidates, including statements regarding the timing of initiation and completion of the studies and trials; our expectations regarding the clinical effectiveness of our product candidates and results of our clinical trials; the timing of and our ability to request, obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, our product candidates; our expectations regarding the commercialization and manufacturing of our product candidates; our expectations related to the use of proceeds from our equity and debt financings; our estimates regarding expected cash burn and expenses, anticipated capital requirements and our needs for additional financing; the potential advantages of our product candidates; our plans to pursue development of our product candidates for additional indications and other therapeutic opportunities; our plans to explore possible uses of our existing proprietary compounds beyond glaucoma; our ability to protect our proprietary technology and enforce our intellectual property rights; and our expectations regarding strategic operations, including our ability to in-license or acquire additional ophthalmic products or product candidates. By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics, industry change and other factors beyond our control, and depend on regulatory approvals and economic and other environmental circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. We discuss many of these risks in greater detail under the heading “Risk Factors” in the quarterly and annual reports that we file with the Securities and Exchange Commission (SEC). Forward-looking statements are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Non-GAAP Financial Measures

To supplement our financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures, some of which are discussed above: adjusted net loss, adjusted operating expenses, adjusted research and development expenses, adjusted selling, general and administrative expenses, adjusted other income (expense) and adjusted net loss per share. For a description of the adjusted calculations and reconciliations to the nearest GAAP measures, please see the “Reconciliation of GAAP Net Loss to Adjusted Net Loss” and “Reconciliation of GAAP Net Loss per Share to Adjusted Net Loss per Share” tables in this press release.

We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.

The presentation of these financial measures is not intended to be considered in isolation from, or as a substitute for, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, the adjustments to our GAAP financial measures reflect the exclusion of non-cash stock-based compensation expense, which is recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.

AERIE PHARMACEUTICALS, INC.

Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and per share data)

	MARCH 31, 2017	DECEMBER 31, 2016
Assets
Current assets
Cash and cash equivalents	$139,534	$197,945
Short-term investments	68,330	35,717
Prepaid expenses and other current assets	2,351	4,028

Total current assets	210,215	237,690
Property, plant and equipment, net	12,532	7,857
Other assets, net	2,661	2,707

Total assets	$225,408	$248,254

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and other current liabilities	$13,023	$18,820
Interest payable	539	551

Total current liabilities	13,562	19,371
Convertible notes, net of discounts	123,615	123,539
Other non-current liabilities	4,115	—

Total liabilities	141,292	142,910

Commitments and contingencies
Stockholders’ Equity
Preferred stock, $0.001 par value; 15,000,000 shares authorized as of March 31, 2017 and December 31, 2016; None issued and outstanding	—	—
Common stock, $0.001 par value; 150,000,000 shares authorized as of March 31, 2017 and December 31, 2016; 33,634,673 and 33,458,607 shares issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	34	33
Additional paid-in capital	426,597	422,002
Accumulated other comprehensive loss	(105)	(68)
Accumulated deficit	(342,410)	(316,623)

Total stockholders’ equity	84,116	105,344

Total liabilities and stockholders’ equity	$225,408	$248,254

AERIE PHARMACEUTICALS, INC.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(in thousands, except share and per share data)

	THREE MONTHS ENDED MARCH 31,
	2017	2016
Operating expenses
Selling, general and administrative	$(14,475)	$(9,801)
Research and development	(10,954)	(12,309)

Loss from operations	(25,429)	(22,110)
Other income (expense), net	(312)	(548)

Net loss before income taxes	(25,741)	(22,658)
Income tax expense	(46)	(46)

Net loss	$(25,787)	$(22,704)

Net loss attributable to common stockholders—basic and diluted	$(25,787)	$(22,704)

Net loss per share attributable to common stockholders—basic and diluted	$(0.76)	$(0.85)

Weighted average number of common shares outstanding—basic and diluted	33,777,395	26,723,266

Net loss	(25,787)	(22,704)
Unrealized gain (loss) on available-for-sale investments	(37)	111

Comprehensive loss	$(25,824)	$(22,593)

Aerie Pharmaceuticals, Inc.

Reconciliation of GAAP Net Loss to Adjusted Net Loss

(Unaudited)

(in thousands)

	THREE MONTHS ENDED MARCH 31,
	2017	2016
Net loss attributable to common stockholders – basic and diluted:
Net loss attributable to common stockholders – basic and diluted (GAAP)	$(25,787)	$(22,704)
Adjustments:
Stock-based compensation (a)	4,850	3,534

Adjusted Net loss	$(20,937)	$(19,170)

Operating expenses:
Selling, general and administrative expense:
Selling, general and administrative expense (GAAP)	$(14,475)	$(9,801)
Adjustments:
Stock-based compensation (a)	3,786	2,822

Adjusted general and administrative expense	$(10,689)	$(6,979)

Research and development expense:
Research and development expense (GAAP)	$(10,954)	$(12,309)
Adjustments:
Stock-based compensation (a)	1,064	712

Adjusted research and development expense	$(9,890)	$(11,597)

Operating expenses (GAAP)	$(25,429)	$(22,110)
Adjustments:
Stock-based compensation (a)	4,850	3,534

Adjusted operating expenses	$(20,579)	$(18,576)

Other income (expense):
Other income (expense) (GAAP)	$(312)	$(548)
Adjustments:
	—	—

Adjusted other income (expense)	$(312)	$(548)

Aerie Pharmaceuticals, Inc.

Reconciliation of GAAP Net Loss Per Share to Adjusted Net Loss Per Share

(Unaudited)

	THREE MONTHS ENDED
	MARCH 31,
	2017	2016
Net loss per share attributable to common stockholders – basic and diluted:
Net loss per share attributable to common stockholders – basic and diluted (GAAP)	$(0.76)	$(0.85)
Adjustments:
Stock-based compensation (a)	0.14	0.13

Adjusted Net loss per share	$(0.62)	$(0.72)

Weighted average number of common shares outstanding – basic and diluted	33,777,395	26,723,266

Aerie is providing adjusted information that excludes certain items because of the nature of these items and the impact they have on the analysis of underlying business performance and trends. Management believes that providing this information enhances investors’ understanding of the Company’s performance.

This information should be considered in addition to, but not in lieu of, information prepared in accordance with GAAP.

Explanation of adjustments:

(a)	Stock-based compensation: Excludes non-cash stock-based compensation.

Contacts

Aerie Pharmaceuticals

Richard Rubino, 908-947-3540

rrubino@aeriepharma.com

or

Burns McClellan, Inc., on behalf of Aerie Pharmaceuticals

Ami Bavishi, 212-213-0006

abavishi@burnsmc.com